                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Registration Statement on Form S-4 of Dresser-Rand Group, Inc. of our reports dated August 12, 2004, except for Notes 19 and 20, which are as of February 10, 2005, relating to the combined financial statements and August 12, 2004 relating to the financial statement schedule of Dresser-Rand Company, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Combined Financial Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Florham Park, New Jersey
February 11, 2005